                                                                    EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE                               Contact: Jeff Cartwright
                                                    Director, Investor Relations
                                                    Phone: (858) 509-9899
                                                    jcartwright@sola.com

         SOLA INTERNATIONAL ANNOUNCES FISCAL 2004 THIRD QUARTER RESULTS

                            Net Sales Increase 17.8%

Adjusted Net Income of $7.6 million Exceeds First Call Estimates of $7.0 million

           Increases Fourth Quarter Adjusted Net Income Guidance from
                         $13.0 million to $16.4 million

                           Completes Recapitalization

                     Acquires Great Lakes Coating Laboratory



SAN DIEGO, CA February 12, 2004 - SOLA International Inc. (NYSE: SOL) today announced the following fiscal year 2004 third quarter results.

   - Net sales of $159.3 million compared with $135.2 million in the year ago period, an increase of 17.8%.

   - Adjusted net income of $7.6 million compared to consensus First Call estimates of $7.0 million and year ago adjusted net income of $5.8 million, an increase of 31.0%.

   -    Debt reduced by $48.3 million from the prior quarter.


FOURTH QUARTER FISCAL 2004 GUIDANCE

The Company is raising fiscal 2004 fourth quarter guidance and now expects adjusted net income to reach $16.4 million, up $3.4 million form prior guidance. This new estimate assumes that the Company will continue to benefit from the current interest rate of approximately 3.6% on its $175 million term loan.

THIRD QUARTER FISCAL 2004 MANAGEMENT COMMENTARY

Commenting on the fiscal 2004 third quarter, Chief Executive Officer Jeremy Bishop said, "This has been a landmark quarter for SOLA. Our successful operating strategy provided us with a financial performance that allowed us to recapitalize the Company. This increased liquidity in our common stock, strengthened our balance sheet, reduced interest expense and improved earnings and cash flow. Also, because virtually all of our remaining debt is US Dollar denominated, the transparency of our future financial statements improves."

"Net sales, excluding the impact of currency, increased 7.4% in the quarter with North America increasing 9.3%, Europe increasing 9.1% and Rest of World increasing 0.4%.

The quarter provided continuing sales growth from each of our 4 key product areas:

   - Progressive lenses which were supported by new product launches including SOLAOne(TM) and AO Easy.

   - High index lenses which included the launch of a 1.67 index progressive lens during the quarter.

   - Photochromic lenses which continued to expand volume and sales at double-digit growth rates.

   - Anti-reflection coated lenses which continued to benefit from increased sales of Teflon(R) EasyCare lenses.

Further, as reported net sales in our global prescription laboratory network increased 35% compared to the prior year quarter. This success continues to confirm the attractiveness of expanding our global prescription laboratory network. As such, I am pleased to announce that effective February 6, 2004, SOLA has acquired 100% of the stock of Great Lakes Coating Laboratory. The purchase price consisted of $15.3 million in cash consideration and the assumption of $1.9 million in debt. Contingent payments total an additional $3.8 million. Great Lakes is located in Troy, Michigan, has annual sales of approximately $11.5 million and is considered by many to be the premier coating lab in the United States. We anticipate that this acquisition will further improve our ability to distribute Teflon EasyCare lenses in North America."

RECAPITALIZATION

As previously announced, a recapitalization of the Company was completed during the third quarter. In a series of transactions, the Company issued 6.9 million shares of common stock at $17.50 per share and entered into a new senior credit facility consisting of a $175 million six-year term loan and a $50 million five-year revolving credit facility. Net proceeds from these transactions were used to repurchase Euro 195 million of the Company's 11% notes and for general working capital purposes. As a result, total debt at December 31, 2003 was $290.6 million compared to $338.9 million at September 30, 2003 and, as a percent of capital, debt at December 31 was 43.3% compared to 54.4% at September 30.

THIRD QUARTER RESULTS

Reported earnings under Generally Accepted Accounting Principles ("GAAP"), which include the realized foreign currency loss on the Company's net long-term Euro-denominated debt, special charges and the loss on early extinguishment of debt, was a net loss of $25.3 million in the fiscal 2004 third quarter compared to a net loss of $5.2 million in the year ago period. In accordance with GAAP, the Company is required to re-measure its Euro-denominated debt into U.S. Dollars for financial reporting purposes. As a result of re-measuring its net long-term Euro-denominated debt into U.S. Dollars, the Company recorded a net after-tax foreign exchange loss of $1.5 million in the third quarter compared to an after-tax foreign exchange loss of $11.0 million in the year ago quarter.

Also, as a result of the Company's recapitalization, a $28.7 million after-tax loss on early extinguishment of debt was recorded in the third quarter of fiscal 2004. The components of this charge included an after-tax loss of $22.5 million relating to the tender premium paid on the repurchase of Euro 195 million principal amount of the Company's 11% Euro-denominated notes and an after-tax loss of $6.2 million relating to the write-off of prior period debt issuance costs and tender fees. Finally, during the third quarter of fiscal 2004, after-tax special charges of $3.2 million were recorded which related to workforce reductions, facility closures and the impairment of certain assets.

Operating expense on an as reported basis was $49.4 million, or 31.0% of sales in the third quarter fiscal 2004 compared to $42.0 million, or 31.1% of sales, in the year ago quarter. Excluding special charges of $4.6 million and the translation impact of foreign currency of $3.3 million, operating expense in the third quarter fiscal 2004 decreased approximately $0.5 million from the comparable year ago period.

Adjusted operating income, excluding special charges of $4.6 million, was $20.0 million, or 12.6% of sales, in the third quarter of fiscal 2004 compared to $14.0 million, or 10.4% of sales, in the year ago period, an increase of 43.0%. Adjusted EBITDA was $26.4 million, or 16.6% of sales, in the third quarter of fiscal 2004 compared to $19.1 million, or 14.2% of sales, in the year ago period.

BALANCE SHEET AND CASH FLOW

Ron Dutt, Executive Vice President and Chief Financial Officer of SOLA commented, "I am encouraged by our working capital performance, which continued to improve in the quarter. Inventory, excluding the translation effect of foreign currency, decreased $6.9 million compared to the second quarter of fiscal 2004. This decrease occurred despite additional inventory required to support new product launches including Teflon EasyCare lenses, AO Easy and SOLAOne. On a year-to-date basis, and excluding the impact of currency, inventory has increased $2.4 million. Finished goods inventory turnover was 4.5 times in the quarter, which compares to 3.9 times in the comparable year ago period and 4.4 times in the second quarter of this fiscal year."

"Receivables, excluding the translation effect of foreign currency, increased $1.5 million compared to the second quarter of fiscal 2004. This increase primarily reflects the normal seasonal slowdown we experience in collection activity at the end of December. On a year-to-date basis, and excluding the impact of currency, receivables have decreased $0.2 million despite a comparable year-to-date sales increase of 6.8%. Days sales outstanding ("DSO") of 71.2 this quarter compares to 72.5 in the prior year quarter and 67.0 in the second quarter of this fiscal year."

"Cash Flow from operations on an as reported basis was $16.7 million in the third quarter of fiscal 2004 compared to $9.7 million in the year ago period. Excluding the effect of the Company's recapitalization and special charges, cash flow from operations in the third quarter fiscal 2004 was $15.1 million, or an increase of $5.3 million from the third quarter last year."

NINE MONTHS YEAR-TO-DATE

Net sales for the nine months ended December 31, 2003 were $471.9 million compared to $408.9 million for the nine months ended December 31, 2002, an increase of 15.4%.

Adjusted operating income, excluding special charges of $4.6 million, for the nine months ended December 31, 2003 was $60.5 million, or 12.8% of sales, compared to $44.0 million, or 10.8% of sales, in the year ago period. Adjusted EBITDA for the nine months ended December 31, 2003 was $78.6 million, or 16.7% of sales, compared to $59.5 million, or 14.6% of sales, in the year ago period. Adjusted net income was $22.6 million for the nine months ended December 31, 2003 compared to $17.3 million in the comparable year ago period.


USE OF NON-GAAP MEASURES

The Company believes that non-GAAP measures of sales, operating expenses, operating income, EBITDA , net income, inventory and accounts receivable adjusted for the translation effect of foreign currency, special charges and costs associated with the recapitalization are appropriate measures for evaluating the operating performance of the Company because this information provides investors and other interested parties with a measure of operating results that allows them to evaluate the Company's results of operations with those of other companies on a more comparable basis.

CONFERENCE CALL

The Company will host a conference call on February 12, 2004 at 11:00 a.m. Eastern Standard Time (8:00 a.m. Pacific Standard Time). In addition, investors and interested parties may listen to the call via webcast at www.sola.com or www.companyboardroom.com. A replay of the call will be available starting at 1:00 p.m. Eastern Standard Time, February 12, 2004 through 1:00 p.m. Eastern Standard Time, February 19, 2004. The replay number is 800-633-8284 and the access code is 21182103.

This press release includes forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements relating to SOLA's potential growth prospects. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of SOLA. Actual results could differ materially from the forward-looking statements as a result of, among other things, the highly competitive nature of the eyeglass lens and coating industry; SOLA's need to develop new products; potential adverse developments in the domestic and foreign economic and political environment, including exchange rates, tariffs and other trade barriers and potentially adverse tax consequences; potential difficulties in staffing and managing foreign operations; and the other factors described in SOLA's Form 10-K for the fiscal year ended March 31, 2003. The words "believe", "expect", "will", "anticipate", "estimate", "plan", "expectation", "intention", "guidance" and similar expressions identify forward-looking statements. SOLA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOLA International Inc. designs, manufactures and distributes a broad range of eyeglass lenses, primarily focusing on the faster-growing plastic lens segment of the global lens market, and particularly on higher-margin value-added products. SOLA's strong global presence includes manufacturing and distribution sites in three major regions: North America, Europe and Rest of World (primarily Australia, Asia and South America) and approximately 6,800 employees in 25 countries servicing customers in over 50 markets worldwide. For additional information, visit the Company's web site at www.sola.com.

                             SOLA International Inc.
                       Unaudited Statements of Operations
                  (Amounts in thousands, except per share data)

                                                Third Quarter     Third Quarter
                                                     2004              2003
                                                  ---------         ---------
Net sales                                         $ 159,286         $ 135,241
Cost of sales                                        94,513            79,200
                                                  ---------         ---------
    Gross profit                                     64,773            56,041
                                                  ---------         ---------
Research and development expenses                     2,583             3,440
Selling and marketing expenses (a)                   31,446            26,502
General and administrative expenses (b)              15,343            12,081
                                                  ---------         ---------
    Operating expenses                               49,372            42,023
                                                  ---------         ---------
          Operating income                           15,401            14,018

Interest income                                         278               311
Interest expense                                     (8,364)           (8,499)
Loss on early extinguishment of debt                (40,980)                -
Foreign currency loss                                (3,379)          (13,198)
                                                  ---------         ---------
          Loss before benefit for income
          taxes and minority interest               (37,044)           (7,368)
Income tax benefit                                   11,752             2,210
Minority interest                                       (38)              (80)
                                                  ---------         ---------
Net loss                                          $ (25,330)        $  (5,238)
                                                  =========         =========

Net loss per share - basic                        $   (0.91)        $   (0.21)
                                                  =========         =========
Weighted average common shares outstanding           27,799            24,584
                                                  =========         =========

Net loss per share - diluted                      $   (0.91)        $   (0.21)
                                                  =========         =========

Weighted average common and
    dilutive securities outstanding                  27,799            24,584
                                                  =========         =========

(a) Selling and marketing expenses for the third quarter ended 2004 included special charges of $521

(b) General and administrative expenses for the third quarter ended 2004 included special charges of $4,120

                             SOLA International Inc.
                       Unaudited Statements of Operations
                  (Amounts in thousands, except per share data)

                                                                        Nine months ended       Nine months ended
                                                                           December 31,            December 31,
                                                                              2003                    2002
                                                                            ---------               ---------
Net sales                                                                   $ 471,928               $ 408,904
Cost of sales                                                                 282,120                 241,282
                                                                            ---------               ---------
         Gross profit                                                         189,808                 167,622
                                                                            ---------               ---------
Research and development expenses                                               7,485                   9,917
Selling and marketing expenses (a)                                             87,778                  78,502
General and administrative expenses (b)                                        38,689                  35,164
                                                                            ---------               ---------
         Operating expenses                                                   133,952                 123,583
                                                                            ---------               ---------
               Operating income                                                55,856                  44,039
Interest income                                                                 1,013                   1,174
Interest expense                                                              (26,753)                (24,507)
Loss on early extinguishment of debt                                          (40,980)                      -
Foreign currency loss                                                         (15,544)                (25,850)
                                                                            ---------               ---------
               Loss before benefit for income
               taxes and minority interest                                    (26,408)                 (5,144)
Income tax benefit                                                              8,667                   1,543
Minority interest                                                                (388)                   (459)
                                                                            ---------               ---------
Net loss                                                                    $ (18,129)              $  (4,060)
                                                                            =========               =========

Net loss per share - basic                                                  $   (0.70)              $   (0.17)
                                                                            =========               =========
Weighted average common shares outstanding                                     25,790                  24,561
                                                                            =========               =========

Net loss per share - diluted                                                $   (0.70)              $   (0.17)
                                                                            =========               =========

Weighted average common and
         dilutive securities outstanding                                       25,790                  24,561
                                                                            =========               =========

(a) Selling and marketing expenses for the nine months ended 2004 included special charges of $521

(b) General and administrative expenses for the nine months ended 2004 included special charges of $4,120

                             SOLA International Inc.
                               Balance Sheet Data
                             (Amounts in thousands)
                                   (Unaudited)

                                                             December 31,     March 31,     December 31,
                                                                2003            2003            2002
                                                              --------        --------        --------
Cash and cash equivalents                                     $102,036        $ 58,679        $ 61,864
Trade accounts receivable, net                                 132,510         123,088         117,536
Inventories                                                     98,762          91,442          97,917
Other assets                                                   510,435         485,870         471,958
                                                              --------        --------        --------
         Total assets                                         $843,743        $759,079        $749,275
                                                              ========        ========        ========

Trade payables, accruals and other current liabilities        $140,154        $135,724        $128,976
Notes payable and other debt                                   290,571         328,236         331,537
Other liabilities                                               32,002          33,162          32,731
                                                              --------        --------        --------
         Total liabilities                                     462,727         497,122         493,244

Stockholders' equity                                           381,016         261,957         256,031
                                                              --------        --------        --------
         Total liabilities and stockholders' equity           $843,743        $759,079        $749,275
                                                              ========        ========        ========

                             SOLA International Inc.
                                 Cash Flow Data
                             (Amounts in thousands)
                                   (Unaudited)

                                                                  Third Quarter     Third Quarter
                                                                       2004              2003
                                                                    ---------         ---------
Net loss                                                            $ (25,330)        $  (5,238)
Depreciation and amortization                                           6,390             5,119
Amortization of debt issuance costs                                       804               773
Write-off of debt issuance costs                                        7,720                 -
Cash portion of loss on debt extinguishment                            33,260                 -
Non-cash portion of special charges                                     3,500                 -
Changes in trading assets and liabilities                              (9,672)            9,177
                                                                    ---------         ---------
         Net cash provided by operating activities                     16,672             9,831
                                                                    ---------         ---------

Purchases of businesses                                                     -              (405)
(Investment in)/disposal of joint ventures                              1,447               (88)
Capital expenditures                                                   (3,798)           (6,253)
Mold expenditures                                                      (1,523)             (220)
Foreign exchange gain on hedge of senior notes                         10,910                 -
Other                                                                     453               128
                                                                    ---------         ---------
         Net cash used in investing activities                          7,489            (6,838)
                                                                    ---------         ---------

Net proceeds from the issuance of common stock                        113,342                 -
Proceeds from bank debt                                               175,000            10,000
Repayment of senior notes                                            (238,679)                -
Tender premium on repayment of senior notes                           (33,154)                -
Other                                                                    (420)            1,580
                                                                    ---------         ---------
         Net cash provided by financing activities                     16,089            11,580

Effect of exchange rate changes on cash and cash equivalents            2,015             1,144
                                                                    ---------         ---------
         Net increase in cash and equivalents                       $  42,265         $  15,717
                                                                    =========         =========

                             SOLA International Inc.
                                 Cash Flow Data
                             (Amounts in thousands)
                                   (Unaudited)

                                                                Nine months ended  Nine months ended
                                                                       2004              2003
                                                                    ---------         ---------
Net loss                                                            $ (18,129)        $  (4,060)
Depreciation and amortization                                          18,140            15,475
Amortization of debt issuance costs                                     2,454             2,289
Write-off of debt issuance costs                                        7,720                 -
Cash portion of loss on debt extinguishment                            33,260                 -
Non-cash portion of special charges                                     3,500                 -
Changes in trading assets and liabilities                             (23,858)              193
                                                                    ---------         ---------
         Net cash provided by operating activities                     23,087            13,897
                                                                    ---------         ---------
Purchases of businesses                                                  (888)          (17,643)
(Investment in)/disposal of joint ventures                              3,082              (123)
Capital expenditures                                                  (10,551)          (15,430)
Mold expenditures                                                      (3,654)           (1,441)
Foreign exchange gain on hedge of senior notes                         10,910                 -
Other                                                                     724               379
                                                                    ---------         ---------
         Net cash used in investing activities                           (377)          (34,258)
                                                                    ---------         ---------
Net proceeds from the issuance of common stock                        113,342                 -
Proceeds from bank debt                                               175,000            10,000
Repayment of senior notes                                            (238,679)                -
Tender premium on repayment of senior notes                           (33,154)                -
Other                                                                     572             1,133
                                                                    ---------         ---------
         Net cash provided by financing activities                     17,081            11,133

Effect of exchange rate changes on cash and cash equivalents            3,566             2,673
                                                                    ---------         ---------
         Net increase/(decrease) in cash and equivalents            $  43,357         $  (6,555)
                                                                    =========         =========

                             SOLA International Inc.
                  Reconciliation of Non-GAAP Financial Measures
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                                                Third Quarter   Third Quarter
                                                                                    2004             2003
                                                                                    ----             ----
CALCULATION OF ADJUSTED NET INCOME:
Net loss, as reported                                                           $    (25,330)    $    (5,238)
Adjustments to compute adjusted net loss, net of income tax benefit:
  Foreign currency loss on net long-term Euro-denominated debt                        (1,522)        (11,011)
  Loss on early extinguishment of debt                                               (28,686)              -
  Interest expense savings                                                               519               -
  Special charges                                                                     (3,249)              -
                                                                                ------------     -----------
Adjusted net income                                                             $      7,608     $     5,773
                                                                                ============     ===========

Adjusted net income per adjusted share-diluted                                  $       0.30     $      0.23
                                                                                ============     ===========

Weighted average common shares outstanding                                            27,799          24,584
Add: effect of dilutive securities                                                       408             279
Less: weighted average shares outstanding pursuant to
         third quarter 2004 common stock offering                                     (2,850)              -
                                                                                ------------     -----------
Adjusted weighted average common and dilutive securities outstanding                  25,357          24,863
                                                                                ============     ===========

CALCULATION OF ADJUSTED OPERATING INCOME:
Operating income, as reported                                                   $     15,401     $    14,018
Adjustments to as reported operating income:
  Special charges included in selling and marketing expenses                             521               -
  Special charges included in general and administrative expenses                      4,120               -
                                                                                ------------     -----------
Adjusted operating income                                                       $     20,042     $    14,018
                                                                                ============     ===========

Adjusted operating income % growth over prior period                                    43.0%
                                                                                ============

CALCULATION OF ADJUSTED EBITDA:

Net loss                                                                        $    (25,330)    $    (5,238)
Net interest expense                                                                   8,068           8,188
Income tax benefit                                                                   (11,752)         (2,210)
Depreciation and amortization                                                          6,390           5,119
                                                                                ------------     -----------
         EBITDA                                                                      (22,624)          5,859
Loss on early extinguishment of debt                                                  40,980               -
Foreign currency loss                                                                  3,379          13,198
Special charges                                                                        4,641               -
Minority interest                                                                         38              80
                                                                                ------------     -----------
         Adjusted EBITDA                                                        $     26,414     $    19,137
                                                                                ============     ===========

Adjusted EBITDA margin %                                                                16.6%           14.2%
                                                                                ============     ===========

Adjusted EBITDA % growth over prior period                                              38.0%
                                                                                ============

CALCULATION OF ADJUSTED OPERATING CASH FLOW:

Operating cash flow, as reported                                                      16,672           9,831
Adjustments to as reported operating cash flow:
Less: recapitalization during Third Quarter 2004                                      (1,600)              -
                                                                                ------------     -----------
Adjusted operating cash flow                                                    $     15,072     $     9,831
                                                                                ============     ===========

                             SOLA International Inc.
                  Reconciliation of Non-GAAP Financial Measures
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                                                Third Quarter   Third Quarter
                                                                                    2004            2003
                                                                                    ----            ----
SOLAINTERNATIONAL CALCULATION OF CONSTANT CURRENCY SALES:
Net sales, as reported                                                          $    159,286     $   135,241
Impact of currency fluctuations on net sales during period (c)                             -          13,004
                                                                                ------------     -----------
Third Quarter 2004 net sales, excluding currency impact                         $    159,286     $   148,245
                                                                                ============     ===========

Constant currency net sales % growth over prior period                                   7.4%
                                                                                ============

"NORTH AMERICA" REGION CALCULATION OF CONSTANT CURRENCY SALES:
Net sales, as reported                                                          $     63,493     $    58,668
Impact of currency fluctuations on net sales during period (c)                             -            (592)
                                                                                ------------     -----------
Third Quarter 2004 net sales, excluding currency impact                         $     63,493     $    58,076
                                                                                ============     ===========

Constant currency net sales % growth over prior period                                   9.3%
                                                                                ============

"EUROPE" REGION CALCULATION OF CONSTANT CURRENCY SALES:
Net sales, as reported                                                          $     65,725     $    51,242
Impact of currency fluctuations on net sales during period (c)                             -           8,975
                                                                                ------------     -----------
Third Quarter 2004 net sales, excluding currency impact                         $     65,725     $    60,217
                                                                                ============     ===========

Constant currency net sales % growth over prior period                                   9.1%
                                                                                ============

"REST OF WORLD" REGION CALCULATION OF CONSTANT CURRENCY SALES:
Net sales, as reported                                                          $     30,068     $    25,332
Impact of currency fluctuations on net sales during period (c)                             -           4,620
                                                                                ------------     -----------
Third Quarter 2004 net sales, excluding currency impact                         $     30,068     $    29,952
                                                                                ============     ===========

Constant currency net sales % growth over prior period                                   0.4%
                                                                                ============

(c) Based on Third Quarter 2004 monthly average exchange rates

                             SOLA International Inc.
                  Reconciliation of Non-GAAP Financial Measures
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

CALCULATION OF CONSTANT CURRENCY ACCOUNTS RECEIVABLE:
Second Quarter 2004 net trade accounts receivable, as reported                  $    124,723
Impact of currency fluctuations on accounts receivable during period (d)               6,292
                                                                                ------------
Second Quarter 2004 net trade accounts receivable,
         excluding currency impact                                              $    131,015
                                                                                ============

Third Quarter 2004 net trade accounts receivable, as reported                   $    132,510
                                                                                ============

Increase in trade accounts receivable, exclusive
         of foreign currency impact during period                               $      1,495
                                                                                ============

CALCULATION OF CONSTANT CURRENCY INVENTORIES:
Second Quarter 2004 inventories, as reported                                    $    101,776
Impact of currency fluctuations on inventories during period (d)                       3,890
                                                                                ------------
Second Quarter 2004 inventories, excluding currency impact                      $    105,666
                                                                                ============

Third Quarter 2004 inventories, as reported                                     $     98,762
                                                                                ============

Decrease in inventories, exclusive of
         foreign currency impact during period                                  $     (6,904)
                                                                                ============

(d) Based on Third Quarter 2003 closing exchange rates

                             SOLA International Inc.
                  Reconciliation of Non-GAAP Financial Measures
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                                             Nine months ended  Nine months ended
                                                                                    2004               2003
                                                                                    ----               ----
CALCULATION OF ADJUSTED NET INCOME:
Net loss, as reported                                                           $    (18,129)      $    (4,060)
Adjustments to compute adjusted net loss, net of income tax benefit:
  Foreign currency loss on net long-term  Euro-denominated debt                       (9,301)          (21,336)
  Loss on early extinguishment of debt                                               (28,686)                -
  Interest expense savings                                                               519                 -
  Special charges                                                                     (3,249)                -
                                                                                ------------       -----------
Adjusted net income                                                             $     22,588       $    17,276
                                                                                ============       ===========

Adjusted net income per adjusted share-diluted                                  $       0.90       $      0.70
                                                                                ============       ===========

Weighted average common and dilutive securities outstanding                           25,790            24,561
Add: effect of dilutive securities                                                       387               283
Less: weighted average shares outstanding pursuant to
         third quarter 2004 common stock offering                                       (953)                -
                                                                                ------------       -----------
Adjusted weighted average common and dilutive securities outstanding                  25,224            24,844
                                                                                ============       ===========

CALCULATION OF ADJUSTED OPERATING INCOME:
Operating income, as reported                                                   $     55,856       $    44,039
Adjustments to adjusted operating income:
  Special charges included in selling and marketing expenses                             521                 -
  Special charges included in general and administrative expenses                      4,120                 -
                                                                                ------------       -----------
Adjusted operating income                                                       $     60,497       $    44,039
                                                                                ============       ===========

Adjusted operating income % growth over prior period                                    37.4%
                                                                                ============

CALCULATION OF ADJUSTED EBITDA:

Net loss                                                                        $    (18,129)      $    (4,060)
Net interest expense                                                                  25,740            23,333
Income tax benefit                                                                    (8,667)           (1,543)
Depreciation and amortization                                                         18,140            15,475
                                                                                ------------       -----------
         EBITDA                                                                       17,084            33,205
Loss on early extinguishment of debt                                                  40,980                 -
Foreign currency loss                                                                 15,544            25,850
Special charges                                                                        4,641                 -
Minority interest                                                                        388               459
                                                                                ------------       -----------
         Adjusted EBITDA                                                        $     78,637       $    59,514
                                                                                ============       ===========

Adjusted EBITDA margin %                                                                16.7%             14.6%
                                                                                ============       ===========

Adjusted EBITDA % growth over prior period                                              32.1%
                                                                                ============

                             SOLA International Inc.
                  Reconciliation of Non-GAAP Financial Measures
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

CALCULATION OF CONSTANT CURRENCY ACCOUNTS RECEIVABLE:
March 31, 2003 net trade accounts receivable, as reported                                        $   123,088
Impact of currency fluctuations on accounts receivable during period (d)                               9,654
                                                                                                 -----------
         March 31, 2003 net trade accounts receivable, excluding currency impact                 $   132,742
                                                                                                 ===========

Third Quarter 2004 net trade accounts receivable, as reported                                    $   132,510
                                                                                                 ===========

Decrease in trade accounts receivable, exclusive
         of foreign currency impact during period                                                $      (232)
                                                                                                 ===========

CALCULATION OF CONSTANT CURRENCY INVENTORIES:
March 31, 2003 inventories, as reported                                                          $    91,442
Impact of currency fluctuations on inventories during period (d)                                       4,904
                                                                                                 -----------
March 31, 2003 inventories, excluding currency impact                                            $    96,346
                                                                                                 ===========

Third Quarter 2004 inventories, as reported                                                      $    98,762
                                                                                                 ===========

Increase in inventories, exclusive of
         foreign currency impact during period                                                   $     2,416
                                                                                                 ===========

(d) Based on Third Quarter 2003 closing exchange rates

                             SOLA International Inc.
                  Reconciliation of Non-GAAP Financial Measures
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                                             Nine months ended      Nine months ended
                                                                                    2004                  2003
                                                                                    ----                  ----
SOLAINTERNATIONAL CALCULATION OF CONSTANT CURRENCY SALES:
Net sales, as reported                                                          $    471,928          $   408,904
Impact of currency fluctuations on net sales during period (e)                             -               32,842
                                                                                ------------          -----------
Nine months ended 2004 net sales, excluding currency impact                     $    471,928          $   441,746
                                                                                ============          ===========

Constant currency net sales % growth over prior period                                   6.8%
                                                                                ============

(e) Based on the Nine Months ended 2004 monthly average exchange rates